CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 8-K, into The South Financial Group Inc's previously filed Registration Statement File No. 333-06975 filed on Form S-3 and File Nos. 333-67745, 333- 83519, 333-96141 and 333-31948 filed on
Form S-8.

                                                     /s/ Arthur Andersen LLP

Charlotte, North Carolina
June 20, 2000